Exhibit 4.3

AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [DATE] among (i) [AUTHORIZED PARTICIPANT], a [company] organized under the laws of [JURISDICTION OF AUTHORIZED PARTICIPANT] (the “Authorized Participant”), (ii) Grayscale Investments LLC, in its capacity as sponsor of the Bitcoin Investment Trust (the “Trust”) (the “Sponsor”) and (iii) [LIQUIDITY PROVIDER], a [company] organized under the laws of [JURISDICTION OF AUTHORIZED PARTICIPANT] (the “Liquidity Provider”), subject to acceptance by (iv) The Bank of New York Mellon, a New York Banking corporation acting in its capacity as administrator (the “Administrator”) of the Trust, created under Delaware law pursuant to a Trust Agreement between the Delaware Trust Company acting in its capacity as Trustee (the “Trustee”) and the Sponsor, as defined herein, dated September 13, 2013, as amended and as it may be further amended from time to time (the “Trust Agreement”).

R E C I T A L S

A. Pursuant to the provisions of the Trust Agreement, the Trust may from time to time issue or redeem equity securities representing units of fractional undivided beneficial interest in, and ownership of, the Trust (“Shares”), in each case only in aggregate amounts of 100 Shares (such aggregate amount, a “Basket”), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and entered into an effective Authorized Participant Agreement with the Trust.

B. [AUTHORIZED PARTICIPANT] has requested to become an “Authorized Participant” with respect to the Trust (as such term is defined in the Trust Agreement), and the Sponsor and the Administrator have agreed to such request. Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Baskets of Shares or to sell or offer to sell Shares.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1. Procedures. The Authorized Participant will purchase or redeem Baskets of Shares of the Trust in compliance with procedures provided in the Creation and Redemption Procedures attached to this Agreement as Schedule I (such procedures, as the same may be amended or modified from time to time with notice to the Authorized Participant and in compliance with the provisions hereof and thereof, the “Procedures”), using either (i) the form attached thereto as Annex I-A (in the case of an order to purchase one or more Baskets, a “Purchase Order”, in the case of an order to redeem one or more Baskets, a “Redemption Order” and, collectively, “Orders”) or (ii) through the Administrator’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached thereto as Annex I-B. All Orders shall be placed and executed in accordance with the Procedures. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Procedures or the Standard Terms for this Agreement, which are attached hereto as Schedule II (the “Standard Terms”).

Section 2. Incorporation of Procedures and Standard Terms. The Procedures and the Standard Terms are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3. Conflicts Rules. In case of any inconsistency between the provisions of this Agreement and the Trust Agreement, the provisions of this Agreement shall control. In case of inconsistency between the Standard Terms and any other provision of this Agreement, the latter will control. To the extent there is a conflict between this Agreement, the Procedures or the Standard Terms and the Prospectus, the Prospectus shall control.

Section 4. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Schedule III is a certificate listing the Authorized Representatives of the Authorized Participant.

Section 5. Covenants of the Authorized Participant. The Authorized Participant covenants and agrees:

(a)	The Authorized Participant is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Authorized Participant will maintain such registration and membership in good standing and any other registration, qualification or membership in good standing applicable to it or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in Shares, and with the Constitution, By-Laws and Conduct Rules of FINRA applicable to its activities as an Authorized Participant and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(b)	Should the Authorized Participant be transacting in-kind, the Authorized Participant hereby represents, covenants and warrants that it maintains a bitcoin wallet address from a bitcoin wallet software provider or with a third-party provider of bitcoin wallets that (i) is reasonably acceptable to the Custodian and (ii) is currently active at the time of a Creation or Redemption transaction with the Trust (an “Authorized Participant Self-Administered Account”). If there is any change in the foregoing, the Authorized Participant shall give prompt notice to the Sponsor of such event.

(c)	The Marketing Agent, on behalf of the Trust, hereby cautions the Authorized Participant that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a Money Services Business, as such term is defined under applicable law, by the Financial Crimes Enforcement Network, a bureau of the United States Department of the Treasury responsible for the federal regulation of virtual currency market participants. The Authorized Participant agrees to consult its own counsel in connection with entering into this Agreement and transacting in bitcoins.

(d)	The Authorized Participant has policies and procedures reasonably designed to comply with the money laundering and related provisions of the Currency and Foreign Transactions Reporting Act of 1970 (also known as the “Bank Secrecy Act”), the United States Money Laundering Control Act of 1986, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated under each (all such laws and regulations collectively, “AML Laws”).

(e)	Neither the Authorized Participant nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Authorized Participant’s knowledge, agents, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (currently the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

The Authorized Participant shall act in a manner consistent with all applicable AML Laws, the United States Foreign Corrupt Practices Act of 1977 as amended and other applicable anti-corruption laws (the “Anti-Corruption Laws”) and Sanctions.

(f)	The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

(g)	The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any of its employees (in his or her capacity as such) by the Securities and Exchange Commission (the “SEC”), FINRA or any other self-regulatory organization that would affect the Authorized Participant’s ability to fulfill its obligations hereunder.

(h)	The Authorized Participant hereby covenants and agrees that it shall promptly notify the Sponsor in the event that it is not in compliance with any of the representations and warranties set forth in clauses (c) through (g) above.

Section 6. Covenants of the Liquidity Provider. The Liquidity Provider covenants and agrees:

(a)	The Liquidity Provider is registered as a broker-dealer under the Exchange Act and is a member in good standing of FINRA. The Liquidity Provider will maintain such registration and membership in good standing and any other registration, qualification or membership in good standing applicable to it or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Liquidity Provider will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(b)	The Liquidity Provider hereby represents, covenants and warrants that it maintains a bitcoin wallet address from a bitcoin wallet software provider or with a third-party provider of bitcoin wallets that (i) will be dedicated exclusively for Creation and Redemption transactions with the Trust, (ii) is previously known to the Custodian (or the Sponsor or its delegates) and (iii) is currently active at the time of a Creation or Redemption transaction with the Trust (a “Liquidity Provider Account”). If there is any change in the foregoing, the Liquidity Provider shall give immediate notice to the Sponsor of such event.

(c)	The Liquidity Provider understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a Money Services Business, as such term is defined under applicable law, by the Financial Crimes Enforcement Network, a bureau of the United States Department of the Treasury responsible for the federal regulation of virtual currency market participants. The Liquidity Provider agrees to consult its own counsel in connection with entering into this Agreement and transacting in bitcoins.

(d)	The Liquidity Provider has policies and procedures reasonably designed to comply with the AML Laws.

(e)	Neither the Liquidity Provider nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Liquidity Provider’s knowledge, agents, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (currently the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

The Liquidity Provider shall act in a manner consistent with all applicable AML Laws, the Anti-Corruption Laws and Sanctions. In furtherance of such efforts, the Liquidity Provider shall not mention the Trust, or send any materials related to the

Trust, to any prospective investor, or accept any contribution or payment in connection with an investment in the Trust by any prospective investor, unless the Liquidity Provider has no knowledge or reason to believe that: (i) any of the bitcoins, cash or property that would be paid to the Liquidity Provider in connection with an investment in the Trust, would be derived from, or related to, any activity that would violate, or cause the Liquidity Provider, the Trust or the Sponsor to be in violation of, any United States law or any other applicable law, including AML Laws, Anti-Corruption Laws, Sanctions or otherwise; or (ii) any contribution or payment to the Liquidity Provider in connection with an investment in the Trust by such prospective investor would cause the Liquidity Provider, the Trust or the Sponsor to be in violation of AML Laws, Anti-Corruption Laws or Sanctions.

(f)	The Liquidity Provider hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

(g)	The Liquidity Provider hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Liquidity Provider’s knowledge, threatened against or affecting it or any of its employees (in his or her capacity as such) by the SEC, FINRA or any other self-regulatory organization that would affect the Liquidity Provider’s ability to fulfill its obligations hereunder.

(h)	The Liquidity Provider hereby covenants and agrees that it shall promptly notify the Sponsor in the event that it is not in compliance with any of the representations and warranties set forth in clauses (d) through (g) above.

Section 7. Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by (i) personal delivery, (ii) postage prepaid registered or certified United States first class mail, return receipt requested, (iii) overnight traceable mail (e.g., Federal Express), (iv) facsimile, (v) electronic mail (e-mail) or (vi) similar means of same day delivery. Any notice or other communication required by this Agreement shall be deemed to be duly received (i) if via personal delivery, at the time when it was delivered; (ii) if via postage prepaid registered or certified United States first class mail, return receipt requested or overnight traceable mail (e.g., Federal Express), at the time when that mail is delivered; (iii) if via facsimile, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); (iv) if via electronic mail (e-mail), at the time that electronic message is received; except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day or (v) via similar means of same day delivery, on the date actually sent or on the first business day after such notice is sent via reputable overnight courier. Unless otherwise notified in writing, all notices to the Administrator, Sponsor, Liquidity Providers and Authorized Participant shall be directed to the address, e-mail address or facsimile number indicated below:

(i) If to the Administrator:

The Bank of New York Mellon

Attn: ETF Services, Brooklyn

2 Hanson Place – Floor 9th

Brooklyn, NY 11217

Telephone: (718) 315-5013

E-Mail: etf_api_group@bnymellon.com

(ii) If to the Sponsor:

Grayscale Investments LLC

Attn: Michael Sonnenshein

636 Ave. of the Americas, 3rd Floor

New York, NY 10011

Telephone: (212) 668-3911

E-Mail: info@grayscale.co

(iii) If to the Liquidity Provider:

[LIQUIDITY PROVIDER]

Attn: [    ]

[LIQUIDITY PROVIDER’S ADDRESS]

Telephone: [    ]

E-Mail: [    ]

(iii) If to the Authorized Participant:

[AUTHORIZED PARTICIPANT]

Attn: [    ]

[AUTHORIZED PARTICIPANT’S ADDRESS]

Telephone: [    ]

E-Mail: [    ]

or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

Section 8. In-Kind Orders. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT BITCOIN TRANSFERS MAY BE IRREVERSIBLE. The following procedures apply to Authorized Participants transacting in-kind.

(a) The Authorized Participant shall provide the Sponsor or its delegates with one or more Authorized Participant Self-Administered Accounts. If the Authorized Participant becomes unable to continue to provide the Trust with at least one Authorized Participant Self-Administered Account, the Authorized Participant shall give immediate notice to the Sponsor of such event.

(b) Any bitcoins to be transferred in connection with any Creation Order or Redemption Order shall be transferred between an Authorized Participant Self-Administered Account and the Wallet Account (as defined in the Procedures; each of the Wallet Account and the Authorized Participant Self-Administered Account, an “Account”) in accordance with the Procedures for Authorized Participants transacting in-kind.

(c) Each of the Authorized Participant and the Sponsor acknowledges and agrees that (i) it has the computer hardware, software and technological knowhow required to transact in bitcoins; (ii) it is responsible for confirming the accuracy of any Account it is provided or that it provides in connection with any Creation Order or Redemption Order pursuant to this Agreement.

(d) The Authorized Participants will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust in connection with any Order.

(e) To the extent that the Authorized Participant, Administrator, Sponsor or Custodian provide information in connection with the transactions contemplated hereby, such party is solely responsible for any loss that arises out of another party’s reliance upon such information.

Section 9. In-Cash Orders. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT BITCOIN TRANSFERS MAY BE IRREVERSIBLE. The following procedures apply to Authorized Participants transacting in-cash.

(a) The Authorized Participant shall provide the Administrator or its delegates with one or more bank accounts from which or into which funds may be deposited in connection with Orders.

(b) The Liquidity Provider shall provide the Sponsor or its delegates with one or more bitcoin wallet addresses from a bitcoin wallet software provider or with a third-party provider of bitcoin wallets that (i) will be dedicated exclusively for Creation and Redemption transactions with the Trust, (ii) is previously known to the Custodian (or the Sponsor or its delegates) and (iii) is currently active at the time of a Creation or Redemption transaction with the Trust (each, a “Liquidity Provider Account”). If such Liquidity Provider becomes unable to continue to provide the Trust with at least one Liquidity Provider Account, the Liquidity Provider shall give immediate notice to the Sponsor of such event.

(c) Any bitcoins to be transferred in connection with any Creation Order or Redemption Order shall be transferred between a Liquidity Provider Account and the Wallet Account in accordance with the Procedures for Authorized Participants transacting in-cash.

(d) The Liquidity Provider acknowledges and agrees that (i) it has the computer hardware, software and technological knowhow required to transact in bitcoins; and (ii) it is responsible for confirming the accuracy of all Accounts it is provided and that it provides in connection with any Creation Order or Redemption Order pursuant to this Agreement.

(e) The Authorized Participants will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust in connection with a Creation Orders and Redemption Orders.

(f) To the extent that the Authorized Participant, Liquidity Provider, Administrator, Sponsor or Custodian provide information in connection with the transactions contemplated hereby, such party is solely responsible for any loss that arises out of another party’s reliance upon such information.

Section 10. Effectiveness and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement (including the Standard Terms) may not be amended without the written consent of all parties. Notwithstanding the foregoing, however, the Procedures may be amended by the Administrator and the Sponsor from time to time without the consent of the Authorized Participant or Liquidity Providers by the following procedure: the Administrator or the Sponsor will send a copy of the amendment to the Authorized Participant in compliance with the notice provisions of this Agreement; if the Authorized Participant does not object in writing to the amendment within fifteen (15) Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms. Provided, however, that any amendments to the Procedures shall not apply retroactively to Orders submitted prior to the effectiveness of such amended Procedures as set forth herein. Titles and section headings in this Agreement (and in the Standard Terms and the Procedures) are included solely for convenient reference and are not a part of this Agreement.

Section 11. Termination. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice delivered in the manner prescribed in Section 6 hereof to the other parties and may be terminated earlier by any party hereto at any time on the event of a breach by any other party hereto of any provision of this Agreement (including, without limitation, the Standard Terms). For the avoidance of doubt, if the Sponsor or the Administrator determines that the Authorized Participant or a Liquidity Provider has breached the provisions of Section 5(d) through (g) or Section 6(c) through (g), as applicable, the Sponsor and the Administrator have the authority to terminate the Authorized Participant’s or the relevant Liquidity Provider’s role in this Agreement.

Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 13. Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld, provided that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereunder without further action. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor Administrator appointed in compliance with the Trust Agreement shall automatically become a party hereto and shall assume all the obligations of, and be entitled to all the rights and remedies of, the Administrator hereunder with respect to the Trust.

Section 14. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 16. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or any governmental or regulatory (including stock exchange) body, agency, court, commission, instrumentality, authority or other legislative, executive or judicial entity (each, a “Governmental Entity”) to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 17. Waiver of Compliance. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof by a written instrument signed by the party granting such waiver, provided, however, that any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or give rise to any claim of estoppel with respect to, any subsequent or other failure hereunder.

Section 18. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Trust or the Sponsor and the Authorized Participant set forth in, or made pursuant, to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Authorized Participant, the Trust, the Sponsor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 9, the respective obligations of the Trust, the Sponsor, the Authorized Participant and the Liquidity Providers pursuant to Article 6 of the Standard Terms shall remain in effect, and if any Shares have been purchased hereunder, the representations and warranties in Sections 5 and 6 hereof and Article 5 of the Standard Terms shall also remain in effect.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

GRAYSCALE INVESTMENTS LLC, as Sponsor

By:
Name:
Title:
Date:

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:
Date:

[LIQUIDITY PROVIDER], as Liquidity Provider

By:
Name:
Title:
Date:

Accepted by: THE BANK OF NEW YORK MELLON, as Administrator

By:
Name:
Title:
Date:

SCHEDULE I - CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS - SCHEDULE I

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01	Definitions
Section 1.02	Interpretation

ARTICLE II CREATION PROCEDURES
Section 2.01	Creation of Shares In-Kind
Section 2.02	Creation of Shares In-Cash
Section 2.03	Suspension or Rejection of Creation of Shares

ARTICLE III REDEMPTION PROCEDURES
Section 3.01	Redemption of Shares In-Kind
Section 3.02	Redemption of Shares In-Cash
Section 3.03	Suspension or Rejection of Redemption of Shares
Section 3.04	Additional Covenants

ANNEX I-A TO CREATION AND REDEMPTION PROCEDURES
Purchase/Redemption Order Form

ANNEX I-B TO CREATION AND REDEMPTION PROCEDURES
Order Entry System Terms and Conditions

CREATION AND REDEMPTION PROCEDURES

CREATION AND REDEMPTION PROCEDURES FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Procedures”) adopted by the Sponsor, Administrator, Authorized Participant, Liquidity Provider and Marketing Agent (each as defined below) as of [DATE].

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For purposes of these Procedures, and the Standard Terms incorporated by reference into the Authorized Participant Agreement to which these Procedures are attached, unless the context otherwise requires, the following terms will have the following meanings:

“1% Fee” shall mean cash in an amount equal to 1% of the Cash Exchange Rate times the Total Basket Bitcoin Amount, where the Total Basket Bitcoin Amount is calculated using the most recently published Bitcoin Index Price, which shall be paid by the Authorized Participant to the Liquidity Provider in connection with in-cash Creation and Redemption Orders.

“Administrator” shall have the meaning set forth in the preamble to the Authorized Participant Agreement.

“Affiliate” shall have the meaning given to it by Rule 501(b) under the Securities Act.

“AP Indemnified Party” shall have the meaning ascribed to such term in Sections 6.01(a) of the Standard Terms.

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean each Authorized Participant Agreement (including the Schedules thereto) among the Authorized Participant, the Administrator, the Sponsor and the Liquidity Provider, if applicable, authorizing the Authorized Participant to submit Purchase Orders and Redemption Orders.

“Authorized Participant Client” shall mean any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Participant Self-Administered Account” shall have the meaning set forth in Section 5(b) of the Authorized Participant Agreement.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Administrator for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in the recitals to the Authorized Participant Agreement.

“Basket Bitcoin Amount” shall mean number of bitcoins that will be required to Create or Redeem a Basket, as determined from time to time by dividing the number of bitcoins owned by the Trust on the Trade Date by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, and multiplying the quotient obtained by 100.

“Bitcoin Index Price” shall mean the U.S. Dollar value of a bitcoin as represented by the TradeBlock XBX Index, calculated at 4:00 p.m. (New York time) on each Business Day and published by the Index Provider.

“Bitcoin Account” shall mean collectively, the Wallet Account and Vault Account and any subaccounts associated therewith.

“Business Day” shall mean each day the Shares trade on NYSE Arca.

“Cash Account” shall mean the account maintained by the Administrator for purposes of receiving cash from, and distributing cash to, Authorized Participants in connection with Creations and Redemptions.

“Cash Amount” shall have the meaning set forth in Section 3.02(e).

“Cash Collateral Amount” shall mean, with respect to any Purchase Order, an amount in U.S. Dollars equal to the product of (i) the number of Baskets to which such Purchase Order relates and (ii) 110% of the U.S. Dollar value of the most recently known Basket Bitcoin Amount, which is calculated using the Bitcoin Index Price as of 4:00 p.m. (New York time) most recently published by the Index Provider.

“Cash Exchange Rate” shall mean, for any Order, the spot price of bitcoin as reported on the TradeBlock XBX Index at (a) the time at which the Cash Collateral Amount is received by the Administrator, in the case of in-cash Creations or (b) the time at which the Administrator notifies the Authorized Participant that the Order has been accepted, in the case of in-cash Redemptions.

“Creation” shall mean the process that begins when an Authorized Participant first indicates to the Administrator its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trust and Delivery to such Authorized Participant of the corresponding number of Shares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Administrator and specified in Annex I-A of the Procedures or otherwise communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Creation Settlement Date” shall mean the Business Day following the Trade Date.

“Custodian” shall mean Xapo, Inc., or any other Person from time to time engaged to provide custodian services or related services to the Trust pursuant to authority delegated by the Sponsor.

“Custody Agreement” or “Custody Agreements” shall mean an agreement among the Trust, the Sponsor and any person engaged by the Trust to provide custodian and related services to the Trust.

“Deliver” shall mean the act of delivering bitcoins or Shares, as applicable.

“Delivery” shall mean a delivery of bitcoins or Shares, as applicable.

“Depositor” shall mean any Authorized Participant or Liquidity Provider that deposits bitcoins with the Custodian, either for its own account or on behalf of another Person that is the owner or beneficial owner of those bitcoins.

“Deposit Property” shall mean the property that is, in compliance with the provisions of the Trust Agreement and these Procedures, transferred by the Depositor to the Custodian to effectuate Orders.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“DTC Participant” shall mean a direct participant in DTC.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Index Provider” shall mean TradeBlock, Inc., a Delaware corporation.

“Late Cash Collateral Amount” shall have the meaning set forth in Section 2.02(h).

“Liquidity Provider” shall mean [LIQUIDITY PROVIDER].

“Marketing Agent” shall mean ALPS Portfolio Solutions Distributor, Inc.

“NYSE Arca” shall mean NYSE Arca, Inc.

“Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Order Cutoff Time” shall mean (i) 3:59:59 p.m. (New York time) on any Business Day, in the case of Orders for Creation or Redemption in-kind, and (ii) 4:59:59 p.m. (New York time) on any Business Day, in the case of Orders for Creation or Redemption in-cash.

“Order Date” shall mean the Business Day on which an Order is made whereby the Authorized Participant offers to (i) deposit the Total Basket Bitcoin Amount or the Cash Collateral Amount, as applicable, in exchange for Baskets or (ii) to deposit Baskets in exchange for the Total Basket Bitcoin Amount or the Cash Amount, as applicable, in the case of Redemptions.

“Person” shall mean any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Procedures” shall have the meaning ascribed to the term in the introductory paragraph of this Schedule I.

“Prospectus” or “Prospectuses” shall mean the current prospectus of the Trust included in its Registration Statement, as supplemented or amended from time to time.

“Purchase Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Redemption” shall mean the process that begins when an Authorized Participant first indicates to the Administrator its intention to redeem one or more Baskets pursuant to these Procedures and concludes with the Delivery by such Authorized Participant of the Baskets to be redeemed in exchange for Delivery to such Authorized Participant of the corresponding number of bitcoins or the Cash Amount, as applicable.

“Redemption Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Redemption Settlement Date” shall mean the second Business Day after the Trade Date.

“Registration Statement” shall mean the Trust’s effective registration statement (333-215627), as amended or restated from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Amount” shall mean 115% of the U.S. Dollar Value of (i) the Total Basket Completion Amount determined using the Bitcoin Index Price as of 4:00 p.m. (New York time) on the Settlement Date, in the case of in-kind Creations, or (ii) the total number of Shares to be redeemed by the Authorized Participant determined using the price published by NYSE Arca as of 4:00 p.m. (New York time) on the Settlement Date, in the case of in-kind or in-cash Redemptions.

“Shares” shall have the meaning set forth in the preamble to the Authorized Participant Agreement.

“Sponsor” shall mean Grayscale Investments, LLC, a Delaware limited liability company, in its capacity as the sponsor of the Trust under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Sponsor Indemnified Party” shall have the meaning ascribed to such term in Section 6.01(b) of the Standard Terms.

“Standard Terms” shall have the meaning ascribed to such term in Section 2 of the Authorized Participant Agreement.

“Total Basket Bitcoin Amount” shall mean the Basket Bitcoin Amount multiplied by the number of Baskets being created or redeemed.

“Total Basket Completion Amount” shall mean the number of bitcoins required to complete the Total Basket Bitcoin Amount in connection with any in-kind Creation Order.

“Trade Date” shall mean the Business Day on which the Total Basket Bitcoin Amount is determined at 4:00 p.m., New York time.

“Transaction Fee” shall mean a fee of $500 to be paid by the Authorized Participant to the Administrator for each Purchase Order or Redemption Order. The fee may be changed by the Administrator with the prior written consent of the Sponsor.

“Trustee” shall mean Delaware Trust Company (formerly known as CSC Trust Company of Delaware), its successors and assigns, or any substitute therefor, acting not in its individual capacity but solely as trustee of the Trust as provided for in the Trust Agreement.

“Trust” shall have the meaning ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

“Trust Agreement” shall have the meanings ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

“VAT” shall mean (a) any tax imposed pursuant to or in compliance with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) including, without limitation, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (b) any other tax of a similar nature, whether imposed in a member state of the European Union or elsewhere, in substitution for, or levied in addition to, such tax referred to in “(a)”.

“Vault Account” shall mean one or more cold-storage vault accounts in the name of the Sponsor and the Trust.

“Wallet Account” shall mean one or more bitcoin wallet addresses established by the Custodian at the request of the Sponsor or the Trust.

Section 1.02 Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

ARTICLE II

CREATION PROCEDURES

Section 2.01. Creation of Shares In-Kind. The Creation of Shares in-kind shall take place only in integral numbers of Baskets in compliance with the rules of this Section 2.01:

(a) Authorized Participants wishing to acquire from the Trust one or more Baskets shall place a Purchase Order with the Administrator no later than the Order Cutoff Time on any Business Day. Purchase Orders received by the Administrator on or after the Order Cutoff Time on any Business Day shall be considered rejected.

(b) The Trade Date for the Creation of Shares in-kind shall be the Order Date.

(c) For purposes of Section 2.01(a) above, a Purchase Order shall be deemed received by the Administrator only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Administrator that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets, received an Order Number from the Administrator for insertion in the Purchase Order and submitted a properly completed, irrevocable Purchase Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Purchase Order shall have been received by the Administrator within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services (https://connect.bnymellon.com) and submitted a properly completed, irrevocable Purchase Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(d) The Administrator shall provide a written summary to the Sponsor of all accepted Purchase Orders for Creations in-kind for such Order Date no later than 5:00 p.m. (New York time).

(e) Purchase Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Purchase Order as soon as reasonably practicable following receipt of a properly completed Purchase Order but no later than 4:30 p.m. (New York time) on the Order Date.

(i) If a Purchase Order is accepted, the Administrator shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Purchase Order endorsed “Accepted” by the Marketing Agent and indicating the Basket Bitcoin Amount that the Authorized Participant shall Deliver to the Custodian in respect of each Basket being redeemed. Prior to the transmission of the acceptance as specified above, a Purchase Order for in-kind Creation will only represent the Authorized Participant’s unilateral offer to deposit bitcoins in exchange for a Delivery of Baskets and will have no binding effect upon the Trust, the Administrator or any other party. Following the transmission of the acceptance as specified above, a Purchase Order will be a binding agreement between the Trust and the Authorized Participant for the Creation of Baskets and the deposit of bitcoins pursuant to the terms of the Purchase Order and these Procedures. The Authorized Participant may submit an amended Purchase Order changing the number of Baskets ordered no later than the Order Cutoff Time.

(ii) If a Purchase Order is rejected, the Administrator shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Purchase Order endorsed “Declined” by the Marketing Agent and indicating the reason. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Purchase Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Purchase Order pursuant to these Procedures or the Standard Terms, the Administrator will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Purchase Order.

(iii) Purchase Orders not accepted by 4:30 p.m. (New York time) on the Order Date shall be accepted or rejected on the following Business Day.

(f) Each Purchase Order shall settle on the Creation Settlement Date. The Total Basket Bitcoin Amount must be deposited in the Trust’s Bitcoin Account no later than 4:00 p.m. (New York time) on the Creation Settlement Date, or at such later date and time as the Administrator and the Trust in their absolute discretion may agree in writing with the Authorized Participant.

(g) On the Creation Settlement Date, or on such earlier date and time as the Administrator in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, the Administrator shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares to the Authorized Participant, by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Purchase Order, no later than 4:00 p.m. (New York time) on the Creation Settlement Date; provided that, by 4:00 p.m. (New York time) on the Creation Settlement Date:

(i) the Custodian shall have reported in writing to the Administrator that the Total Basket Bitcoin Amount has been deposited in the Trust’s Bitcoin Account in compliance with the provisions of Section 2.01(f) above; and

(ii) the Authorized Participant shall have paid or agreed in writing to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the issuance and Delivery of Shares.

(h) In the event that, by 4:00 p.m. (New York time) on the Creation Settlement Date, the Trust’s Bitcoin Account shall not have been credited with the Total Basket Bitcoin Amount in compliance with the provisions of Section 2.01(f) above, the Administrator shall send to the Authorized Participant and the Custodian via electronic mail message notice of such fact. The Administrator, the Sponsor and the Trust each agree not to treat such Purchase Order as a failed trade or a failed settlement provided that as soon as practicable thereafter but no later than 6:00 p.m. (New York time) on the Creation Settlement Date, the Authorized Participant shall wire the Security Amount to the Administrator’s Cash Account. Should the price of the Total Basket Completion Amount exceed the Security Amount, as determined using the Bitcoin Index Price as of 4:00 p.m. (New York time) on any Business Day that the Total Basket Completion Amount has not been Delivered, the Authorized Participant shall deposit an amount in U.S. Dollars equal to 115% of such excess by no later than 6:00 p.m. (New York time) on the Creation Settlement Date. If the Authorized Participant fails to deposit the Security Amount, or fails to deposit any applicable excess amount on any following Business Day, pursuant to this Section, the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the pending Order. Once the Total Basket Completion Amount has been Delivered by the Authorized Participant, the Administrator shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares to the Authorized Participant, by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Purchase Order and return the Security Amount by wire to the Authorized Participant. The Administrator shall under no circumstances cause the Trust to issue the aggregate number of Shares ordered until such time as the Authorized Participant Delivers the Total Basket Completion Amount.

(i) The foregoing provisions notwithstanding, neither the Authorized Participant, the Trust, the Administrator nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, bitcoins or cash, as the case may be, in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Authorized Participant, the Trust, the Administrator, the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Trust’s, the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

(j) Except as provided in Sections 2.01(e), 2.01(h) and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Purchase Order or the Delivery of the Total Basket Bitcoin Amount, and shall not incur any liability for the failure to give any such notification.

Section 2.02. Creation of Shares In-Cash. The Creation of Shares in-cash shall take place only in integral numbers of Baskets in compliance with the rules of this Section 2.02:

(a) Authorized Participants wishing to acquire from the Trust one or more Baskets shall place a Purchase Order with the Administrator no later than the Order Cutoff Time on any Business Day. Purchase Orders received by the Administrator on or after the Order Cutoff Time on any Business Day shall be considered rejected.

(b) The Trade Date for the Creation of Shares in-cash shall be the Business Day following the Order Date.

(c) Creations of Shares in-cash shall initially be limited to 100 Baskets per day (such amount, the “Capped Amount”). The Sponsor in its absolute discretion may change the Capped Amount at any time without notice to the Authorized Participant.

(d) For purposes of Section 2.02(a) above, a Purchase Order shall be deemed received by the Administrator only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Administrator that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets, received an Order Number from the Administrator for insertion in the Purchase Order and submitted a properly completed, irrevocable Purchase Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Purchase Order shall have been received by the Administrator within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services (https://connect.bnymellon.com) and submitted a properly completed, irrevocable Purchase Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(e) The Administrator shall provide a written summary to the Sponsor of all accepted Purchase Orders for Creation in-cash for such Order Date no later than 5:30 p.m. (New York time).

(f) Purchase Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Purchase Order as soon as reasonably practicable following receipt of a properly completed Purchase Order but no later than 5:30 p.m. (New York time) on the Order Date.

(i) If a Purchase Order is accepted, the Administrator shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 5:30 p.m. (New York time) on the Order Date, a copy of the corresponding Purchase Order endorsed “Accepted” by the Marketing Agent. Prior to the transmission of the acceptance as specified above, a Purchase Order for in-cash Creation will only represent the Authorized Participant’s unilateral offer to deposit the Cash Collateral Amount with the Administrator for conversion into bitcoins and the subsequent deposit of such bitcoins by the Liquidity Provider with the Trust in exchange for a Delivery of Baskets and will have no binding effect upon the Trust, the Administrator, the Liquidity Provider or any other party. Following the transmission of the acceptance as specified above and subject to the engagement of the Liquidity Provider pursuant to Section 2.02(h) below, a Purchase Order will be a binding agreement among the Trust and the Authorized Participant for the Creation of Baskets pursuant to the terms of the Purchase Order and these Procedures. Subject to the Capped Amount, the Authorized Participant may submit an amended Purchase Order changing the number of Baskets ordered up until such time as it deposits the Cash Collateral Amount with the Administrator pursuant to Section 2.02(g) below.

(ii) If a Purchase Order is rejected, the Administrator shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 5:30 p.m. (New York time) on the Order Date, a copy of the corresponding Purchase Order endorsed “Declined” by the Marketing Agent and indicating the reason. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Purchase Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Purchase Order pursuant to these Procedures or the Standard Terms, the Administrator will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Purchase Order.

(iii) Purchase Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be accepted or rejected on the following Business Day.

(g) Each Purchase Order shall require the Authorized Participant to (i) deposit the Cash Collateral Amount for such Purchase Order by wire into the Administrator’s Cash Account or (ii) send the Administrator by electronic mail message proof of payment of the Cash Collateral Amount that includes the Federal Reference Number for such payment, in each case no later than 6:00 p.m. (New York time) on the Order Date. The Administrator, the Sponsor and the Trust each agree not to treat such Purchase Order as a failed trade or a failed settlement provided that the Authorized Participant shall deposit with the Administrator, as soon as practicable thereafter by wire to the Cash Account, an amount in cash equal to the number of Baskets ordered multiplied by 115% of the U.S. Dollar value of the Basket Bitcoin Amount, determined using the most recently published Bitcoin Index Price (the “Late Cash Collateral Amount”).

(h) Once it has received the Cash Collateral Amount or the Late Cash Collateral Amount, as the case may be, the Administrator shall notify the Sponsor, which shall in turn notify the Liquidity Provider as soon as practicable thereafter. If at the time of such notice, the Liquidity Provider is unable to transact in bitcoin and purchase the Total Basket Bitcoin Amount and no other Liquidity Provider is able to purchase the Total Basket Bitcoin Amount, the Sponsor shall notify the Administrator who shall promptly cancel the pending Purchase Order and return the Cash Collateral Amount or Late Cash Collateral Amount, as the case may be, to the Authorized Participant.

(i) Once the Liquidity Provider has received notice pursuant to Section 2.02(h) above, the Liquidity Provider shall thereafter make arrangements to purchase, and shall purchase, for U.S. Dollars at the Cash Exchange Rate the Total Basket Bitcoin Amount as determined on the Trade Date. The Liquidity Provider shall complete its purchase of the Total Basket Bitcoin Amount no later than the Creation Settlement Date. Should the price required to purchase the Total Basket Bitcoin Amount exceed the Cash Collateral Amount or the Late Cash Collateral Amount, as the case may be, upon the written request of the Administrator, the Authorized Participant shall promptly deposit an amount in U.S. Dollars equal to such excess.

(j) Each Purchase Order shall settle on the Creation Settlement Date. The Total Basket Bitcoin Amount must be deposited in the Trust’s Bitcoin Account no later than 4:00 p.m. (New York time) on the Creation Settlement Date by the Liquidity Provider, or at such later date and time as the Administrator and the Trust in their absolute discretion may agree in writing with the Authorized Participant and the Liquidity Provider.

(k) On the Creation Settlement Date, or on such earlier date and time as the Administrator in its absolute discretion may agree in writing with the Authorized Participant and Sponsor, the Administrator shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares to the Authorized Participant, by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Purchase Order, no later than 4:00 p.m. (New York time) on the Creation Settlement Date; provided that, by 4:00 p.m. (New York time) on the Creation Settlement Date:

(i) the Custodian shall have reported in writing to the Administrator that the Total Basket Bitcoin Amount has been deposited in the Trust’s Bitcoin Account in compliance with the provisions of Section 2.02(h) above; and

(ii) the Authorized Participant shall have paid or agreed in writing to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the issuance and Delivery of Shares.

(l) In the event that, by 4:00 p.m. (New York time) on the Creation Settlement Date, the Trust’s Bitcoin Account shall not have been credited with the Total Basket Bitcoin Amount in compliance with the provisions of Section 2.02(h) above, the Administrator shall send to the Authorized Participant, the Liquidity Provider and the Custodian via electronic mail message notice of such fact. The Liquidity Provider will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator, the Authorized Participant or the Custodian related to the pending Order for failure to Deliver the Total Basket Bitcoin Amount. The Administrator shall under no circumstances cause the Trust to issue the aggregate number of Shares ordered until such time as the Liquidity Provider Delivers the Total Basket Bitcoin Amount.

(m) Once the Total Basket Bitcoin Amount has been deposited in the Trust’s Bitcoin Account, the Administrator shall (i) promptly reimburse the Liquidity Provider for the documented payment of, or at the option of the Liquidity Provider, deliver to the seller(s) of such bitcoins, the purchase price for any bitcoins purchased pursuant to Section 2.02(g) and (ii) promptly return any remaining amount of the Cash Collateral Amount by wire to the Authorized Participant.

(n) The foregoing provisions notwithstanding, neither the Authorized Participant, the Trust, the Administrator, the Liquidity Provider nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, bitcoins or cash, as the case may be, in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Authorized Participant, the Trust, the Administrator, the Liquidity Provider and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Trust’s, the Custodian’s, the Administrator’s or the Liquidity Provider’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

(o) Except as provided in Sections 2.02(f), 2.02(k) and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Purchase Order or the Delivery of the Total Basket Bitcoin Amount, and shall not incur any liability for the failure to give any such notification.

Section 2.03. Suspension or Rejection of Creation of Shares. The Creation of Shares, whether in-kind or in-cash, may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms. If the Marketing Agent rejects a Purchase Order pursuant to these Procedures or the Standard Terms, the Administrator or Sponsor will notify the Authorized Participant as soon as reasonably practicable and the Administrator will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Purchase Order. If the Trust, Administrator or Sponsor suspends the right to submit Purchase Orders pursuant to these Procedures or the Standard Terms, the Administrator or Sponsor will notify the Authorized Participant as soon as reasonably practicable.

ARTICLE III

REDEMPTION PROCEDURES

Section 3.01. Redemption of Shares In-Kind. The Redemption of Shares in-kind shall take place only in integral numbers of Baskets in compliance with the rules of this Section 3.01:

(a) Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Administrator no later than the Order Cutoff Time on any Business Day. Redemption Orders received by the Administrator on or after the Order Cutoff Time on any Business Day shall be considered rejected.

(b) The Trade Date for the Redemption of Shares in-kind shall be the Order Date.

(c) For purposes of Section 3.01(a) above, a Redemption Order shall be deemed received by the Administrator only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Administrator that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets, received an Order Number from the Administrator for insertion in the Redemption Order and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Redemption Order shall have been received by the Administrator within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services (https://connect.bnymellon.com) and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(d) The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for Redemption in-kind for such Order Date no later than 5:00 p.m. (New York time).

(e) Redemption Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Redemption Order as soon as reasonably practicable following receipt of a properly completed Redemption Order but no later than 4:30 p.m. (New York time) on the Order Date.

(i) If a Redemption Order is accepted, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Accepted” by the Marketing Agent and indicating the Basket Bitcoin Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed. Prior to the transmission of the acceptance as specified above, a Redemption Order for in-kind Redemption will only represent the Authorized Participant’s unilateral offer to deposit Baskets in exchange for a Delivery of the Total Basket Bitcoin Amount by the Custodian and will have no binding effect upon the Trust, the Administrator or any other party. Following the transmission of the acceptance as specified above, a Redemption Order will be a binding agreement between the Trust and the Authorized Participant for the Redemption of Baskets and the Delivery of bitcoins pursuant to the terms of the Redemption Order and these Procedures. The Authorized Participant may submit an amended Redemption Order changing the number of Baskets to be redeemed no later than the Order Cutoff Time.

(ii) If a Redemption Order is rejected, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Declined” by the Marketing Agent and indicating the reason. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Authorized Participant may submit a corrected Redemption Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Redemption Order pursuant to these Procedures or the Standard Terms, the Administrator will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order.

(iii) Redemption Orders not accepted by 4:30 p.m. (New York time) on the Order Date shall be accepted or rejected on the following Business Day.

(f) Each Redemption Order shall settle on the Redemption Settlement Date. The Baskets to be redeemed must be Delivered to the Transfer Agent no later than 4:00 p.m. (New York time) on the Redemption Settlement Date, or at such later date and time as the Administrator and the Trust in their absolute discretion may agree in writing with the Authorized Participant.

(g) On the Redemption Settlement Date, or on such earlier date and time as the Administrator in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, the Administrator shall instruct the Custodian to Deliver the Total Basket Bitcoin Amount to the Authorized Participant Self-Administered Account no later than 4:00 p.m. (New York time) on the Redemption Settlement Date; provided that, by 4:00 p.m. (New York time) on the Redemption Settlement Date:

(i) the Authorized Participant has Delivered to the Administrator’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii) the Authorized Participant shall have paid or agreed in writing to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the Delivery of Shares, and any expenses incurred in connection with the Delivery of bitcoins.

(h) In the event that, by 4:00 p.m. (New York time) on the Redemption Settlement Date, the Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed in compliance with the provisions of Section 3.01(g) above, the Administrator shall send to the Authorized Participant and the Custodian via electronic mail message notice of such fact. The Administrator, the Sponsor and the Trust each agree not to treat such Redemption Order as a failed trade or a failed settlement provided that as soon as practicable thereafter but no later than 6:00 p.m. on the Redemption Settlement Date, the Authorized Participant shall wire the Security Amount to the Administrator’s Cash Account. Should the price of the total number of Shares to be redeemed exceed the Security Amount, as determined using the Share price reported by NYSE Arca as of 4:00 p.m. (New York time) on any Business Day that the Shares have not been Delivered, the Authorized Participant shall deposit an amount in U.S. Dollars equal to 115% of such excess by no later than 6:00 p.m. (New York time) on the Redemption Settlement Date. If the Authorized Participant fails to deposit the Security Amount, or fails to deposit any applicable excess amount on any following Business Day, pursuant to this Section, the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the pending Order. Once the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order has been Delivered by the Authorized Participant, the Administrator shall instruct the Custodian to Deliver the Total Basket Bitcoin Amount to the Authorized Participant Self-Administered Account and return the Security Amount by wire to the Authorized Participant as soon as practicable thereafter. The Administrator shall under no circumstances cause the Custodian to Deliver to the Authorized Participant the Total Basket Bitcoin Amount until the Authorized Participant Delivers the corresponding number of Shares.

(i) Once the Administrator has received the Shares pursuant to Section 3.01(g) or 3.01(h) above, the Administrator shall instruct the Transfer Agent to cancel such Shares.

(j) The foregoing provisions notwithstanding, neither the Authorized Participant, the Trust, the Administrator nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, bitcoins or cash, as the case may be, in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Authorized Participant, the Trust, the Administrator, the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Trust’s, the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

(k) Except as provided in Sections 3.01(e), 3.01(h) and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

Section 3.02. Redemption of Shares In-Cash. The Redemption of Shares in-cash shall take place only in integral numbers of Baskets in compliance with the rules of this Section 3.02:

(a) Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Administrator no later than the Order Cutoff Time on any Business Day. Redemption Orders received by the Administrator on or after the Order Cutoff Time on any Business Day shall be considered rejected.

(b) The Trade Date for the Redemption of Shares in-cash shall be the Business Day following the Order Date.

(c) For purposes of Section 3.02(a) above, a Redemption Order shall be deemed received by the Administrator only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Administrator that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets, received an Order Number from the Administrator for insertion in the Redemption Order and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Redemption Order shall have been received by the Administrator within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Administrator’s online services (https://connect.bnymellon.com) and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(d) The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for Redemption in-cash for such Order Date no later than 5:30 p.m. (New York time).

(e) Redemption Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Redemption Order as soon as reasonably practicable following receipt of a properly completed Redemption Order but no later than 5:30 p.m. (New York time) on the Order Date.

(i) If a Redemption Order is accepted, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 5:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Accepted” by the Marketing Agent. Prior to the transmission of the acceptance as specified above, a Redemption Order for in-cash Redemption will only represent the Authorized Participant’s unilateral offer to deposit Baskets in exchange for a delivery by the Administrator of U.S. Dollars derived from the sale of the Total Basket Bitcoin Amount pursuant to the provisions of Section 3.02(f) (the “Cash Amount”) and will have no binding effect upon the Trust, the Administrator, the Liquidity Provider or any other party. Following the transmission of the acceptance as specified above and subject to engagement of the Liquidity Provider pursuant to Section 3.02(f) below, a Redemption Order will be a binding agreement among the Trust and the Authorized Participant for the Redemption of Baskets pursuant to the terms of the Redemption Order and these Procedures. The Authorized Participant may submit an amended Redemption Order changing the number of Baskets to be redeemed no later than the time at which the Administrator transmitted the Marketing Agent’s acceptance of the Redemption Order.

(ii) If a Redemption Order is rejected, the Administrator shall send to the Authorized Participant (with copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 5:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Declined” by the Marketing Agent and indicating the reason. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Authorized Participant may submit a corrected Redemption Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Redemption Order pursuant to these Procedures or the Standard Terms, the Administrator will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order.

(iii) Redemption Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be accepted or rejected on the following Business Day.

(f) Promptly upon the Marketing Agent’s acceptance of a Redemption Order, the Administrator shall notify the Sponsor, which shall in turn notify the Liquidity Provider as soon as practicable thereafter. If at the time of such notice, the Liquidity Provider is unable to transact in bitcoin and sell the Total Basket Bitcoin Amount and no other Liquidity Provider is able to sell the Total Basket Bitcoin Amount, the Sponsor shall notify the Administrator who shall promptly cancel the pending Redemption Order.

(g) Once the Liquidity Provider has received notice pursuant to Section 3.02(f) above, the Liquidity Provider shall make arrangements to sell, and shall sell, for U.S. Dollars at the Cash Exchange Rate the Total Basket Bitcoin Amount as determined on the Trade Date. The Liquidity Provider shall complete its sale of the Total Basket Bitcoin Amount no later than the Redemption Settlement Date.

(h) Each Redemption Order shall settle on the Redemption Settlement Date. The Baskets to be redeemed must be Delivered to the Transfer Agent by the Authorized Participant and the Cash Amount must be deposited with the Administrator by the Liquidity Provider no later than 4:00 p.m. (New York time) on the Redemption Settlement Date, or at such later date and time as the Administrator and the Trust in their absolute discretion may agree in writing with the Authorized Participant and the Liquidity Provider.

(i) On the Redemption Settlement Date, or on such earlier date and time as the Administrator in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, the Administrator shall send the Cash Amount to the Authorized Participant, by wire to the account that the Authorized Participant shall have identified for such purpose in its Redemption Order, no later than 4:00 p.m. (New York time) on the Redemption Settlement Date; provided that, by 4:00 p.m. (New York time) on the Redemption Settlement Date:

(i) the Authorized Participant has Delivered to the Administrator’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii) the Authorized Participant shall have paid or agreed in writing to pay the Administrator the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of bitcoins and the Delivery of Shares, and any expenses incurred in connection with the Delivery of bitcoins.

(j) In the event that, by 4:00 p.m. (New York time) on the Redemption Settlement Date, the Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed in compliance with the provisions of Section 3.02(h) above, the Administrator shall send to the Authorized Participant, the Liquidity Provider and the Custodian via electronic mail message notice of such fact. The Administrator, the Sponsor and the Trust each agree not to treat such Redemption Order as a failed trade or a failed settlement provided that as soon as practicable thereafter but no later than 6:00 p.m. (New York time) on the Redemption Settlement Date, the Authorized Participant shall wire the Security Amount to the Administrator’s Cash Account. Should the price of the total number of Shares to be redeemed exceed the Security Amount, as determined using the Share price reported by NYSE Arca as of 4:00 p.m. (New York time) on any Business Day that the Shares have not been Delivered, the Authorized Participant shall deposit an amount in U.S. Dollars equal to 115% of such excess by 6:00 p.m. (New York time) on the Redemption Settlement Date. If the Authorized Participant fails to deposit the Security Amount, or fails to deposit any applicable excess amount on any following Business Day, pursuant to this Section, the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to the pending Order. Once the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order has been Delivered by the Authorized Participant, the Administrator shall send the Cash Amount and return the Security Amount by wire to the Authorized Participant as soon as practicable thereafter. The Administrator shall under no circumstances wire the Cash Amount to the Authorized Participant until the Authorized Participant Delivers the corresponding number of Shares.

(k) In the event that, upon notification by the Administrator that the Shares have been Delivered, the Administrator’s Cash Account shall not have been credited with the Cash Amount, the Administrator shall send to the Authorized Participant, the Liquidity Provider and the Custodian via electronic mail message notice of such fact. The Liquidity Provider will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator, the Authorized Participant or the Custodian related to the pending Order for failure to deliver the Cash Amount.

(l) Once the Administrator has received the Shares pursuant to Section 3.02(h) or 3.02(i) above and the Cash Amount, the Administrator shall instruct (i) the Transfer Agent to cancel such Shares and (ii) the Custodian to Deliver the Total Basket Bitcoin Amount to the Liquidity Provider Account.

(m) The foregoing provisions notwithstanding, neither the Authorized Participant, the Trust, the Administrator, the Liquidity Provider nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, bitcoins or cash, as the case may be, in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Authorized Participant, the Trust, the Administrator, the Liquidity Provider and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Trust’s, the Custodian’s, the Administrator’s or the Liquidity Provider’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

(n) Except as provided in Sections 3.02(e), 3.02(j) and the Standard Terms, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

Section 3.03 Suspension or Rejection of Redemption of Shares. The Redemption of Shares, whether in-kind or in-cash, may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms. If the Marketing Agent rejects a Redemption Order pursuant to these Procedures or the Standard Terms, the Administrator or Sponsor will notify the Authorized Participant as soon as reasonably practicable and the Administrator will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order. If the Trust, Administrator or Sponsor suspends the right to submit Redemption Orders pursuant to these Procedures or the Standard Terms, the Administrator or Sponsor will notify the Authorized Participant as soon as reasonably practicable.

Section 3.04 Additional Covenants. In connection with a Redemption Order for Redemption of Shares, whether in-kind or in-cash, the Authorized Participant acknowledges and agrees that it owns outright the number of Shares to be redeemed in freely tradable, unrestricted form or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares to be redeemed on the Redemption Settlement Date.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, [AUTHORIZED PARTICIPANT], the Sponsor, Administrator, Marketing Agent and Liquidity Provider have executed these Creation and Redemption Procedures as of the date set forth above.

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Administrator

By:
Name:
Title:

GRAYSCALE INVESTMENTS LLC, as Sponsor

By:
Name:
Title:

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC., as Marketing Agent

By:

[LIQUIDITY PROVIDER], as Liquidity Provider

By:
Name:
Title:

ANNEX I-A TO CREATION AND REDEMPTION PROCEDURES

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC., MARKETING AGENT

DELAWARE TRUST COMPANY, TRUSTEE

PURCHASE/REDEMPTION ORDER FORM

BITCOIN INVESTMENT TRUST

CONTACT INFORMATION FOR ORDER EXECUTION:

Creation and Redemption Line: [    ]

ALL ITEMS IN PART I MUST BE COMPLETED BY THE AUTHORIZED PARTICIPANT. THE MARKETING AGENT, THE TRANSFER AGENT AND/OR THE ADMINISTRATOR, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM OR CONTAINING AMBIGUOUS INSTRUCTIONS. CAPITALIZED TERMS USED BUT NOT DEFINED BELOW SHALL HAVE THE MEANING SET FORTH IN THE AUTHORIZED PARTICIPANT AGREEMENT.

I. TO BE COMPLETED BY THE AUTHORIZED PARTICIPANT

Date:	Time: (ET)
Your Name:	Firm Name:
NSCC/DTC Participant Number: /	Telephone Number:
Email Address:

Type of order (Check One):    ☐  Creation    ☐  Redemption

Settlement type (Check One):     ☐  Bitcoin    ☐  Cash

Select ETF for transaction (One Basket = 100 Shares)

ETF NAME	TICKER	CUT-OFF	T-1 WINDOW
☐ Bitcoin Investment Trust	[GBTC]	☐ 3:59:59 p.m. (ET) for settlement in bitcoin ☐ 4:59:59 p.m. (ET) for settlement in cash	N/A

Please provide wire information below.

Bank Account No.

Beneficiary Account Name

ABA Routing No.

Swift Code

I-A-1

Upon placement of a Redemption Order using this Redemption Order Form, whether in-kind or in-cash, the Authorized Participant acknowledges and agrees that it holds in its possession the number of Shares to be redeemed in freely tradable, unrestricted form.

With respect to each order for one or more Baskets of Shares of the Trust, the Authorized Participant represents and warrants to the Marketing Agent, Transfer Agent and the Trust that (based upon the number of outstanding Shares of the Trust made publicly available by the Trust) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the Trust, eighty percent (80%) or more of the outstanding Shares of the Trust, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the Trust, eighty percent (80%) or more of the outstanding Shares of the Trust, it is carrying some or all of the Shares in inventory in connection with its market making activities so as to not result in the Trust acquiring a basis in the portfolio securities deposited with the Trust with respect to an order to create Shares in the Trust different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. If more than one Beneficial Owner is combined in an order to create Shares, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group.

THIS TRANSACTION SHALL BE EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE TRUST’S CURRENT PROSPECTUS AND THE AUTHORIZED PARTICIPANT AGREEMENT

#of Baskets Transacted Number:                                          Number written out:

Order #:                                          Authorized Person’s Signature

II. TO BE COMPLETED BY MARKETING AGENT

This certifies that the above order has been:

☐ Accepted by the Marketing Agent            ☐ Rejected-Reason:

Date                                  Time                      Authorized Person’s Signature

I-A-2

ANNEX I-B TO CREATION AND REDEMPTION PROCEDURES

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex I-B shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Schedule I of the Authorized Participant Agreement. In the event of any conflict between the terms of this Annex I-B and Section 2.01 and 2.02 of the Authorized Participant Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex I-B shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon a duly executed authorization letter, in a form satisfactory to The Bank of New York Mellon, identifying those authorized persons who will access the System (the “Authorized Persons”). Authorized Participant shall notify The Bank of New York Mellon in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, and The Bank of New York Mellon shall promptly to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Authorized Participant Agreement. Upon termination of the Authorized Participant Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. The Bank of New York Mellon grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with The Bank of New York Mellon in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that The Bank of New York Mellon and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by The Bank of New York Mellon or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without The Bank of New York Mellon’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon The Bank of New York Mellon’s request.

I-B-1

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of The Bank of New York Mellon. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce The Bank of New York Mellon’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE BANK OF NEW YORK MELLON AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Authorized Participant Agreement for any reason, Authorized Participant shall return to The Bank of New York Mellon all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third-party without the prior written consent of The Bank of New York Mellon. The Bank of New York Mellon shall be entitled to rely on the information received by it from the Authorized Participant and The Bank of New York Mellon may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant previously notified the Bank of New York Mellon that the user IDs, passwords and codes for access to the System have been compromised.

5. The Bank of New York Mellon shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of The Bank of New York Mellon’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE BANK OF NEW YORK MELLON OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF THE BANK OF NEW YORK MELLON OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE BANK OF NEW YORK MELLON OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD,

I-B-2

MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. The Bank of New York Mellon reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex I-B.

7. The Bank of New York Mellon shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment The Bank of New York Mellon shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by The Bank of New York Mellon. The Bank of New York Mellon may in its discretion and with notice to the Authorized Participant decline to act upon any instructions or communications that are insufficient or incomplete or are not received by The Bank of New York Mellon in sufficient time for The Bank of New York Mellon to act upon, or in accordance with, such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that The Bank of New York Mellon may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

I-B-3

SCHEDULE II

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS

ARTICLE I ORDERS FOR PURCHASE AND REDEMPTION
Section 1.01.	Authorization to Purchase and Redeem Baskets
Section 1.02.	Procedures for Orders
Section 1.03.	Consent to Recording
Section 1.04.	Irrevocability
Section 1.05.	Costs and Expenses
Section 1.06.	Delivery of Property to the Trust and Shares Surrendered for Redemption
Section 1.07.	Title to Deposit Property and Shares Surrendered for Redemption
Section 1.08.	Certain Payments or Distributions
Section 1.09.	Ambiguous Instructions

ARTICLE II AUTHORIZED REPRESENTATIVES
Section 2.01.	Certification
Section 2.02.	PIN Numbers
Section 2.03.	Termination of Authority
Section 2.04.	Verification

ARTICLE III STATUS OF THE AUTHORIZED PARTICIPANT
Section 3.01.	Clearing Status
Section 3.02.	Broker-Dealer Status
Section 3.03.	Foreign Status
Section 3.04.	Compliance with Certain Laws
Section 3.05.	Authorized Participant Status

ARTICLE IV ROLE OF AUTHORIZED PARTICIPANT
Section 4.01.	No Agency
Section 4.02.	Rights and Obligations of DTC Participant
Section 4.03.	Beneficial Owner Communications
Section 4.04.	Authorized Participant Customer Information

ARTICLE V MARKETING MATERIALS AND REPRESENTATIONS AND WARRANTIES
Section 5.01.	Representations of the Trust
Section 5.02.	Representations of the Authorized Participant
Section 5.03.	Prospectus
Section 5.04	Use of Authorized Participant’s Name

ARTICLE VI INDEMNIFICATION; LIMITATION OF LIABILITY
Section 6.01.	Indemnification

ARTICLE VII LIABILITY PROVISIONS
Section 7.01.	No Special Damages
Section 7.02.	Force Majeure
Section 7.03.	Reliance on Instructions
Section 7.04.	Limited Liability

ARTICLE VIII MISCELLANEOUS
Section 8.01	Commencement of Trading
Section 8.02	Defined Terms
Section 8.03	Third-party Beneficiaries

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Standard Terms”) dated as of [DATE] among (i) [AUTHORIZED PARTICIPANT], a [company] organized under the laws of [JURISDICTION OF AUTHORIZED PARTICIPANT] (the “Authorized Participant”), (ii) The Bank of New York Mellon, a New York banking corporation, as Administrator for the Bitcoin Investment Trust (the “Administrator”), (iii) Grayscale Investments LLC, a Delaware limited liability company, as sponsor for the Bitcoin Investment Trust (the “Sponsor”) and (iv) [LIQUIDITY PROVIDER], a company organized under the laws of [JURISDICTION OF LIQUIDITY PROVIDER] (the “Liquidity Provider”). Capitalized terms used in these Standard Terms and not otherwise defined herein have the meaning ascribed to them in the Creation and Redemption Procedures attached to the Authorized Participant Agreement as Schedule I (the “Procedures”).

ARTICLE I

ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01. Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement, during the term of the Authorized Participant Agreement the Authorized Participant will be authorized to purchase and tender for redemption Baskets in compliance with the provisions of the Trust Agreement, the Procedures and these Standard Terms.

Section 1.02. Procedures for Orders. Each party hereto agrees to comply with the provisions of the Trust Agreement, the Procedures and these Standard Terms to the extent applicable to it.

Section 1.03. Consent to Recording. The phone lines used by the Administrator, the Custodian, the Sponsor and/or their affiliated persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls with any of those parties; provided, that, the Administrator shall use its reasonable efforts to provide the Authorized Participant with copies of such recordings upon the reasonable request of the Authorized Participant. The parties agree that either party may use such recordings in connection with any dispute or proceeding related to this Agreement. In the event that the Administrator, the Custodian, the Sponsor or any of their affiliated persons becomes legally compelled to disclose to any third-party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed unless prohibited by applicable rule, law or order, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained or the Authorized Participant waives its right to seek such protective order or remedy, the Sponsor will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the recorded conversation. The Administrator, the Sponsor or any of their affiliated persons shall not otherwise disclose to any third-party any recording involving communications with the Authorized Participant without the Authorized Participant’s express written consent, except that the Administrator and the Sponsor may disclose to any regulatory or self-regulatory organization, to the extent required by applicable rule or law, any recording involving communications with the Authorized Participant.

Section 1.04. Irrevocability. The Authorized Participant agrees that delivery to the Administrator of an Order shall be irrevocable, provided that the Administrator will reject any Order that is not completed in accordance with the Procedures. In the event that the Creation or Redemption of Baskets is suspended by the Administrator or the Sponsor and such suspension affects any Order submitted by the Authorized Participant, the Administrator or Sponsor, as applicable, will notify the Authorized Participant as soon as reasonably practicable of such suspension. The Sponsor agrees to undertake commercially reasonable efforts to accommodate any request by the Authorized Participant to cancel a previously placed Order if such Order has not yet been accepted, but the Sponsor shall have no liability for the Trust’s inability to accommodate such a request. The Trust and the Administrator will promptly return to the Authorized Participant upon cancellation or rejection of an Order all consideration, including any Shares, bitcoin or other consideration tendered by the Authorized Participant, in respect of such cancelled or rejected Order to the extent reasonably practicable.

Section 1.05. Costs and Expenses. The Authorized Participant shall be responsible for the expenses and costs incurred by the Trust that can be directly attributable to Orders submitted by the Authorized Participant other than ordinary course expenses and costs which are reimbursed through payment of the fee contemplated in Sections 2.01(h) and 2.02(h) of the Procedures. The Administrator or the Sponsor shall provide the Authorized Participant with reasonably detailed information relating to such expenses and costs upon request by the Authorized Participant.

Section 1.06. Delivery of Property to the Trust and Shares Surrendered for Redemption. The Authorized Participant understands and agrees that in the event Deposit Property is not transferred to the Trust, or Shares are not delivered to the Administrator by the applicable Settlement Date, in compliance with the Procedures and these Standard Terms, and, in each case, the Authorized Participant does not deposit the Security Amount pursuant to the Procedures, the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to any such Order. The Authorized Participant will not, however, be responsible for damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Administrator or the Custodian related to such Orders to the extent the failure to transfer Deposit Property, in the case of a Creation Order, or Shares, in the case of a Redemption Order, to the Trust is due to the gross negligence, bad faith or reckless or willful misconduct of the Administrator, the Sponsor, the Liquidity Provider or the Custodian or if such failure arises from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God, such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Authorized Participant, or similar extraordinary events beyond the Authorized Participant’s control. In the event of any such delay, the time to complete Delivery in respect of a

Purchase Order or Redemption Order will be extended for a period equal to that during which the inability to perform continues. In the case of in-kind Creations, upon the deposit of bitcoins, the Authorized Participant as Depositor represents and warrants that (i) the Authorized Participant is duly authorized to make such deposit of bitcoins and (ii) at the time of Delivery, and assuming that the Trust has not pledged, mortgaged, encumbered or otherwise disposed of the bitcoins, the bitcoins are free and clear of any lien, pledge, encumbrance, right, charge or claim. In the case of in-cash Creations, upon the deposit of bitcoins, the Liquidity Provider as Depositor represents and warrants that (i) the Liquidity Provider is duly authorized to make such deposit of bitcoins and (ii) at the time of Delivery, the bitcoins are free and clear of any lien, pledge, encumbrance, right, charge or claim.

Section 1.07. Title to Deposit Property and Shares Surrendered for Redemption. The Authorized Participant represents and warrants to the Administrator and the Sponsor that:

(a) in connection with each Purchase Order, the Depositor will have the right and authority to transfer to the Trust the corresponding Deposit Property, and that upon delivery of such Deposit Property to the Custodian on the Creation Settlement Date, and in the case of in-cash Purchase Orders, to the Administrator, and assuming that the Trust has not pledged, mortgaged, encumbered or otherwise disposed of the Deposit Property, the Trust will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; and

(b) in connection with a Redemption Order, the Authorized Participant will have the right and authority to surrender to the Administrator for redemption on the Redemption Settlement Date the corresponding Shares, and upon such surrender, assuming that the Trust has not pledged, mortgaged, encumbered or otherwise disposed of the Shares, the Trust will acquire good and unencumbered title to such Shares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements which, under such circumstances, would preclude the delivery of such Shares to the Administrator on the Redemption Settlement Date.

Section 1.08. Ambiguous Instructions. In the event that a Purchase Order or Redemption Order contains terms that differ from the information provided in the related telephone call or email transmission, the Administrator will use its commercially reasonable efforts to contact the Authorized Participant to request confirmation of the terms of the order at the telephone number indicated in the Purchase Order or Redemption Order. If an Authorized Representative (as defined below) confirms the terms as they appear in the Purchase Order or Redemption Order, then the order will be accepted and processed. If an Authorized Representative contradicts the terms of the Purchase Order or Redemption Order, the order will be deemed invalid, and a corrected Purchase Order or Redemption Order must be received by the Administrator no later than the Order Cutoff Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Purchase Order or Redemption Order pursuant to this paragraph, a Purchase Order or Redemption Order that is otherwise in proper form shall be deemed submitted at the time of its initial submission for purposes of determining when orders are deemed received. If the Administrator makes a commercially reasonable effort to contact the Authorized Participant but is not able to contact an Authorized Representative by the Order Cutoff Time, then the Purchase Order or Redemption Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Purchase Order or Redemption Order contains terms that are illegible, the submission will be deemed invalid and the Administrator will attempt to contact the Authorized Participant to request retransmission. A corrected Purchase Order or Redemption Order must be received by the Administrator, as applicable, no later than the Order Cutoff Time.

Section 1.09. Notwithstanding anything herein to the contrary, in the event that the basket of Deposit Property to be delivered by the Authorized Participant in connection with any Purchase Order or the basket of Shares to be delivered by the Authorized Participant in connection with any Redemption Order are missing some of the required securities on the applicable settlement date for such Purchase Order or Redemption Order, the Sponsor, the Trust and the Transfer Agent agree not to treat such Purchase Order or Redemption Order as a failed trade or a failed settlement provided that the Authorized Participant adheres to the remedial steps set forth in the Procedures.

ARTICLE II

AUTHORIZED REPRESENTATIVES

Section 2.01. Certification. Concurrently with the execution of the Authorized Participant Agreement, the Authorized Participant shall deliver to the Administrator and the Marketing Agent a certificate in a form as attached at Schedule III to the Authorized Participant Agreement (an “Authorized Representative Certificate”) signed by the Authorized Participant’s Secretary or other duly authorized person setting forth the names, signatures, e-mail addresses and telephone numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each an “Authorized Representative”). Such certificate may be accepted and relied upon by each of the Administrator and the Marketing Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Administrator and the Marketing Agent of a superseding Authorized Representative Certificate, or (ii) termination of the Authorized Participant Agreement. After such Authorized Representative Certificate is accepted by the Administrator and the Marketing Agent, the Authorized Participant may authorize additional Authorized Representatives to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant by delivering to the Administrator and the Marketing Agent an addendum to the certificate described above in a form as attached at Schedule IV to the Authorized Participant Agreement.

Section 2.02. PIN Numbers. The Administrator shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Authorized Participant may revoke the PIN Number at any time upon written notice to the Administrator pursuant to Section 2.03 hereof, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Except as otherwise provided in these Standard Terms, the Authorized Participant agrees that neither the Trust or the Administrator shall be liable for losses incurred by the Authorized Participant as a result of unauthorized use of the Authorized Participant’s PIN Number prior to the time when the Authorized Participant provides notice to the Administrator of the termination or revocation of authority pursuant to Section 2.03 and the Administrator has de-activated the PIN Number as provided for in Section 2.03 hereof.

Section 2.03. Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant or the revocation of a PIN Number by the Authorized Participant, the Authorized Participant shall (i) give, as promptly as practicable under the circumstances, written notice of such fact to the Administrator and such notice shall be effective upon receipt by the Administrator in accordance with the notice provisions herein; and (ii) request a new PIN Number. The Administrator shall, as promptly as practicable, de-activate the PIN Number upon receipt of such written notice. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Administrator.

Section 2.04. Verification. The Administrator may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Administrator has actual knowledge to the contrary or the Authorized Participant has properly revoked such PIN Number prior to the placement of such instructions. The Administrator shall have no duty to verify that an Order is being placed by an Authorized Representative that uses a valid PIN Number. The Authorized Participant agrees that the Administrator shall not be responsible for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless such person uses a PIN Number which the Authorized Participant had previously revoked in accordance with Section 2.03 hereof or which was acquired through a breach of the Administrator’s security system.

ARTICLE III

STATUS OF THE AUTHORIZED PARTICIPANT

Section 3.01. Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national or international clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement, unless otherwise agreed in writing by the parties, and the Authorized Participant shall give prompt written notice thereof to the Administrator. Such termination shall not affect any pending Order.

Section 3.02. Broker-Dealer Status. The Authorized Participant represents and warrants that it is (i) registered as a broker-dealer under the Exchange Act or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business to the extent so required by applicable law, and (iii) a member in good standing with FINRA. The Authorized Participant agrees that it will maintain such registration and membership in good standing and any other registrations, qualifications and membership in good standing applicable to it in full force and effect throughout the term of the Authorized Participant Agreement. The Authorized Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in, and activities with respect to, Shares, and with the FINRA By-Laws and the FINRA Conduct Rules to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold. The Authorized Participant shall be solely responsible for determining the application of any such laws or regulations in all cases at its own expense.

Section 3.03. Foreign Status. If the Authorized Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to meet the requirements of clauses (i) through (iii) of Section 3.02 hereof, the Authorized Participant agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares.

Section 3.04. Compliance with Certain Laws. If the Authorized Participant is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “U.S.A. PATRIOT Act”), the Authorized Participant has policies and procedures reasonably designed to comply with the anti-money laundering and related provisions of the U.S.A. PATRIOT Act, and the operations of the Authorized Participant are and have been conducted in compliance with the U.S.A. PATRIOT Act.

Section 3.05. Authorized Participant Status. The Authorized Participant understands and acknowledges that the method by which Baskets will be created and traded may raise certain issues under applicable securities laws. For example, because new Baskets of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the Securities Act, may occur. The Authorized Participant is cautioned that, depending on the facts, and based on certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter as such term is defined in Section 2(a)(11) of the 1933 Act and subject it to the prospectus delivery and liability provisions of the Securities Act. Notwithstanding the foregoing, the Trust and Sponsor each agree and acknowledge that is not intended for Authorized

Participant to serve as an underwriter to the Trust by entering into this Agreement or by its submitting an order for the creation of Basket(s), and neither the Trust nor Sponsor will assert such in any legal or regulatory proceeding or action.

ARTICLE IV

ROLE OF AUTHORIZED PARTICIPANT

Section 4.01. No Agency. The Authorized Participant acknowledges and agrees that, for purposes of the Authorized Participant Agreement, the Authorized Participant will have no authority to act as agent for the Trust or the Administrator in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Administrator, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) the disclosure of which to third parties is in violation of any applicable law or regulation or is otherwise prohibited or (ii) is confidential or proprietary in nature. The Sponsor and Trust each agree, upon request by the Authorized Participant, to provide the Authorized Participant and its agents reasonable access to the personnel of the Sponsor and the Trust sufficient, in the reasonable judgment of the Authorized Participant, for carrying out due diligence with respect to this Agreement. The Sponsor further agrees, upon request by the Authorized Participant, to use reasonable efforts to provide the Authorized Participant and its agents reasonable access to the counsel and auditors of the Trust, sufficient, in the reasonable judgment of the Authorized Participant, for carrying out due diligence with respect to the Registration Statement and Prospectus and any amendments thereto.

Section 4.02. Rights and Obligations of DTC Participant. The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Procedures.

Section 4.03. Beneficial Owner Communications. The Authorized Participant agrees (i) subject to any limitations arising under federal or state securities laws relating to privacy, or other obligations it may have to its customers, to assist the Administrator or the Sponsor in determining certain information regarding sales of Shares made by or through the Authorized Participant (including, without limitation, the ownership level of each beneficial owner relating to positions in Shares that the Authorized Participant may hold as record holder) upon the request of the Administrator or the Sponsor that is necessary for the Administrator or Sponsor to comply with their obligations to distribute information to beneficial owners of Shares under applicable state or federal securities laws and (ii) to forward to such beneficial owners written materials and communications received, directly or indirectly, from the Sponsor or the Administrator in sufficient quantities to allow mailing thereof to such beneficial owners, including, without limitation, notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Administrator to such beneficial owners pursuant to applicable law or regulation or otherwise, or that the Sponsor or the Administrator reasonably wishes to distribute to such beneficial owners, in each case at the expense of the Sponsor and/or the Trust.

Section 4.04. Authorized Participant Customer Information. The Sponsor and the Administrator agree that the names and addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust, or the Administrator, or any of their respective affiliates, shall use such names, addresses or other information for any purpose except as required for performance of their duties and responsibilities under the Authorized Participant Agreement, the Procedures, the Standard Terms, the Trust Agreement and the applicable Prospectus and except for servicing and informational mailings related to the Trust referred to in Section 4.03 above.

ARTICLE V

MARKETING MATERIALS AND REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations of the Trust. The Sponsor hereby represents and warrants on behalf of the Trust:

(a) The Registration Statement will have become effective, no stop order suspending the effectiveness of the Registration Statement will be in effect and no proceedings for such purpose will be pending before or threatened by the SEC or any other federal, State or foreign regulatory or self-regulatory authority of competent jurisdiction as of the effective date of the Trust’s Registration Statement on Form S-1 (the “Effective Date”).

(b) The consummation by the Trust of the transactions contemplated hereby, without limitation, the issuance and sale of the Shares to the Authorized Participant, will not conflict with or constitute or result in a breach or violation of, assuming compliance with all applicable state securities or “Blue Sky” laws, any statute, judgment, decree, order, rule or regulation applicable to the Sponsor or the Trust or any of its subsidiaries or any of their respective properties or assets. Notwithstanding the above, any such breach or violation that would not, individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Trust and its subsidiaries taken as a whole shall not be deemed a breach of this Agreement, provided, however, that the Authorized Participant shall still be entitled to the indemnity set forth in Section 6.01(b).

(c) The Registration Statement and the Prospectus complied, or will comply when so filed, in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC thereunder, (i) the Registration Statement, as amended and supplemented, if applicable, did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(d) No consent, approval, authorization, order, registration, qualification or other action of, or filing with, any federal, state, local or foreign governmental or regulatory authority, agency, body or court having jurisdiction over the Trust is required in connection with the issuance and sale of the Shares, except (i) registration of the Shares under the Act, such as have been obtained and made or will have been obtained and made on or prior to the Creation of such Shares, (ii) approval of listing on NYSE Arca, (iii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (iv) exemptive relief from the SEC pursuant to Regulation M regarding the reinstatement of the Trust’s ability to redeem Shares.

(e) As of the Effective Date, the Trust will have all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Shares. The Shares, when issued, will be in the form contemplated by the Trust Agreement and when delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights. The Shares will be consistent with the descriptions thereof contained in the Prospectus.

(f) All marketing and promotional materials, other than the Prospectus, provided to the Authorized Participant by the Sponsor comply in all material respects with applicable law, including without limitation, the provisions of the 1933 Act, FINRA’s marketing rules and the rules and regulations of the SEC.

(g) As of the Effective Date, the Shares will have been approved for listing on NYSE Arca; the Sponsor will comply, at all times during which this Agreement is in effect, with all applicable disclosure requirements in connection with its offering of the Shares, including, without limitation, those under the 1933 Act and the rules of the SEC thereunder.

Section 5.02. Representations of the Authorized Participant. The Authorized Participant represents, warrants and agrees that, except in respect to Excepted Materials (as defined below) in connection with any sale or solicitation of a sale of Shares, it will not make, or permit any of its representatives to make on its behalf, any representations concerning Shares, the Trust or the Sponsor other than those not inconsistent with the Trust’s then current Prospectus or any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor or other information and materials filed by the Trust with the SEC or made available on any website controlled by the Sponsor or the Trust (“Marketing Materials”). The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any Marketing Materials except such Marketing Materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. Marketing Materials shall exclude, without limitation, research materials, market color commentaries, training and educational materials, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials in accordance with applicable laws and regulations, and any materials prepared and used for the Authorized Participant’s internal use only or brokerage communications prepared by the Authorized Participant in the normal course of its business (together, “Excluded Materials”). The Authorized Participant understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable units of beneficial interest in the Trust. Notwithstanding the foregoing, the Authorized Participant and its Affiliates and representatives may, without the approval of the Sponsor, prepare and circulate in the regular course of their respective businesses Excepted Materials, research, reports, marketing materials, sales literature or similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such reports, research, marketing materials, sales literature or other similar materials comply with applicable FINRA rules and (ii) for internal use by the Authorized Participant and its Affiliates and representatives.

Section 5.03. Prospectus. The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then-current Prospectus and any printed supplemental information in reasonable quantities upon request. The Sponsor will, as promptly as practicable under the circumstances, notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Shares is available, and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers. The Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Sponsor shall be deemed to have complied with this Section 5.02 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail at [        ], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

Section 5.04. Use of Authorized Participant’s Name.

(a) The Sponsor agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor, marketing agent or selling group member with respect to the Shares.

(b) The Sponsor agrees not to identify or name the Authorized Participant in the Registration Statement, the Prospectus, any free-writing prospectus or in any marketing materials of the Trust, and in no event shall identify the Authorized Participant as an underwriter in any communications, documentation, materials, or filings of the Trust without the Authorized Participant’s prior written consent, and provided that in all cases, the Sponsor shall provide advance written notice of such disclosure to the Authorized Participant and upon receipt of such notice, provided that the Authorized Participant has not previously consented in writing to such disclosure, the Authorized Participant may elect to terminate this Agreement in its sole discretion. If the Authorized Participant agrees to be identified in any such documents, upon the notification of termination of the Authorized Participant Agreement, the Sponsor shall promptly (i) file a current report on Form 8-K indicating the notification of withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) update the website of the Trust and any investment adviser of the Trust to remove any identification of the Authorized Participant as an authorized participant of the Trust. Further and for the avoidance of doubt, if the Authorized Participant agrees to be identified in any of such documents, the Trust and Sponsor each agree and acknowledge that the Authorized Participant is not intended to serve as an underwriter to the Trust by granting such consent.

ARTICLE VI

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01. Indemnification. The provisions of this Section 6.01 shall survive termination of the Authorized Participant Agreement.

(a) The Authorized Participant shall indemnify and hold harmless the Sponsor, in its capacity as sponsor of the Trust, the Administrator, the Liquidity Provider, the Trust and their respective Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any representation, warrant or covenant of the Authorized Participant in the Authorized Participant Agreement, the Procedures, these Standard Terms and the relevant Prospectus (together, the “Trust Documents”) that relates to the Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Trust Documents applicable to it; (iii) any failure by the Authorized Participant to comply in all material respects with applicable laws, including rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken by the Authorized Participant pursuant to the Trust Documents, except that the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s reasonable reliance on instructions given or representations made by one or more AP Indemnified Parties; or (iv) subject to Sections 2.02, 2.03 and 2.04 hereof, actions of such AP Indemnified Party in reasonable reliance upon any instructions issued in accordance with the Trust Documents reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Administrator in accordance with the terms of Section 2.03 hereto. In the case of clauses (i), (ii) and (iii) above, the Authorized Participant shall not be liable to the extent that any such breach or failure was due to the Authorized Participant’s reasonable adherence to written instructions reasonably given or written representations made by an AP Indemnified Party. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim was served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

(b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision in all material respects of the Authorized Participant Agreement that relates to the Sponsor, including the representations and warranties contained in these Standard Terms, regardless of whether such breach, with respect to the representations and warranties contained in the Standard Terms, was the result of the negligence of the Authorized Participant or its respective subsidiaries, affiliates, directors, officers, employees or agents; (ii) any failure on the part of the Sponsor to perform any of its obligations in all material respects set forth in the Authorized Participant Agreement applicable to it; (iii) any failure on the part of the Sponsor to comply in all material respects with applicable laws, including, without limitation, rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Authorized Participant Agreement; (iv) any untrue statements or omissions made in any Marketing Material furnished to the Authorized Participant or otherwise approved in writing by the Sponsor, the Trust or any of their designees; (v) actions of such Sponsor Indemnified Party pursuant to any instructions issued or representations made in accordance with the relevant Prospectus, Authorized Participant Agreement, the Procedures, the Trust Agreement or these Standard Terms reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by the Sponsor; (vi) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or Prospectus or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (vii) (A) any material misrepresentation by the Sponsor or any of their employees or agents or other representatives about the Shares, the Authorized Participant or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any Marketing Material or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or the Trust. The

Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Parties in the suit and who shall not, except with the consent of the Sponsor Indemnified Parties, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

(c) No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

(d) The Authorized Participant shall not be liable to any AP Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with Creations or Redemptions except for data provided by the Authorized Participant, (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Administrator or any AP Indemnified Party or (iii) for any damages arising out of any action, representation or solicitation made by any service provider of the Trust.

(e) The indemnification provided for in Section 6.01(a) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of an AP Indemnified Party. The indemnification provided for in Section 6.01(b) (excluding Section 6.01(b)(i) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a Sponsor Indemnified Party.

(f) The indemnity agreements contained in this Section 6.01 shall remain in full force and effect and shall survive any termination of this Agreement. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any proceeding against it and against any of their officers or directors in connection with the issuance and sale of the Shares or in connection with the registration statement or the relevant Prospectus.

ARTICLE VII

LIABILITY PROVISIONS

Section 7.01. No Special Damages. In the absence of gross negligence, bad faith or willful misconduct, in no event shall any party to these Standard Terms be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

Section 7.02. Force Majeure. No party to these Standard Terms shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

Section 7.03. Reliance on Instructions. Subject to Sections 2.02, 2.03 and 2.04, the Administrator may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under these Standard Terms and upon any written or oral instruction, notice, request, direction or consent reasonably believed by it to be genuine.

Section 7.04. Limited Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Administrator shall not be liable for any error of judgment made in good faith unless in exercising such, it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. The Administrator shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own bad faith, gross negligence or willful misconduct.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Commencement of Trading. The Authorized Participant may not submit an Order prior to the effectiveness of the registration statement, or amendment to the registration statement, filed with the Securities and Exchange Commission.

Section 8.02. Defined Terms. All capitalized terms used in these Standard Terms and not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement and the Procedures.

Section 8.03. Third-party Beneficiaries. The parties acknowledge and agree that the Trust shall be a third-party beneficiary of the Authorized Participant Agreement, including, without limitation, as to Section 6.01(c) of these Standard Terms.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed these Standard Terms as of the date set forth above.

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:
Date:

THE BANK OF NEW YORK MELLON, as Administrator

By:
Name:
Title:
Date:

GRAYSCALE INVESTMENTS LLC, as Sponsor

By:
Name:
Title:
Date:

[LIQUIDITY PROVIDER], as Liquidity Provider

By:
Name:
Title:
Date:

SCHEDULE III

FORM OF LIST OF CERTIFIED AUTHORIZED

PERSONS OF THE AUTHORIZED PARTICIPANT

The following are the names, titles, signatures , phone numbers, and email addresses of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement for the Bitcoin Investment Trust (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Authorized Participant Agreement.

Authorized Participant:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Date:

Certified By:

Name:

Title:

DTC Participant Number:

III-1

SCHEDULE IV

ADDENDUM TO THE CERTIFICATE OF AUTHORIZED REPRESENTATIVES

[On Authorized Participant’s Firm Letterhead]

[DATE]

Attn:
The Bank of New York Mellon
2 Hanson Place — Floor 9th
Brooklyn, NY 11217

Attn:
ALPS Portfolio Solutions Distributor, Inc.
1290 Broadway, Suite 1100
Denver, CO 80203

Re:	Addendum to the Certificate of Authorized Representatives for [AUTHORIZED PARTICIPANT] under the Authorized Participant Agreement for the Bitcoin Investment Trust, sponsored by Grayscale Investments LLC, dated [DATE] (the “Agreement”)

Ladies and Gentlemen:

Pursuant to the Agreement, the following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Representatives of [AUTHORIZED PARTICIPANT] (the “Authorized Participant”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement. This list of Authorized Representatives is an addendum and adds further Authorized Representatives to the Authorized Participant’s most recently executed certificate (entitled “Certificate of Authorized Representatives of the Authorized Participant”).

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

IV-1

Please provide PIN numbers for such Authorized Persons who are not already established in the ETF Administrator’s system.

IV-2

The undersigned, [AUTHORIZED PARTICIPANT’S AUTHORIZED SIGNATORY], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:
Name:
Title:
Date: